Exhibit 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm in "Selected Financial Data" and "Experts" and to the use of our report dated March 14, 1997, except for Note 13, as to which the date is November __, 1997, in the Registration Statement (Form SB-2 No. 333-______) and related Prospectus of Sandbox Entertainment Corporation for the registration of ______ shares of its Series B Convertible Preferred Stock.

                                             Ernst & Young LLP


Phoenix, Arizona
November ___, 1997


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         The  foregoing  consent  is in the form that  will be  signed  upon the completion of the restatement of capital accounts described in Note 13 to the financial statements.

                                             /s/ Ernst & Young LLP

Phoenix, Arizona
September 29, 1997